Exhibit 10.11
CBAYSYSTEMS HOLDINGS LIMITED

2007 EQUITY INCENTIVE PLAN

Approved by the Company on 12 June 2007
&
Amended by the Board of Directors on 4 September 2008

CBAYSYSTEMS HOLDINGS LIMITED
2007 EQUITY INCENTIVE PLAN
1.	Purpose

The purpose of the CBaySystems Holdings Limited 2007 Equity Incentive Plan (the “Plan”) is to attract and retain directors, officers, consultants and other employees for CBaySystems Holdings Limited (the “Company”) and its subsidiaries (together the “Group”) and to provide such persons with incentives and rewards for superior performance.

2.	Administration

2.1	The Plan will be administered by a duly authorised committee of the board of directors of the Company (the “Board”).

2.2	The Board will have authority to construe and interpret the Plan and any benefits granted under the Plan, to establish and amend rules for the Plan administration, to change the terms and conditions of options and other benefits at or after grant, and to make all other determinations which it deems necessary or advisable for the administration of the Plan.

2.3	In considering the making of awards under this Plan:
(a)	the Board will have regard to (i) at any time while Shares are traded on AiM (being the market of that name operated by the London Stock Exchange), the provisions of AiM Rule 21, and (ii) the provisions of any code of dealing adopted by the Company relating the dealings of directors and other relevant persons in securities of the Company; and

(b)	awards over Shares or by reference to the value of Shares may only be authorised by the Board during a period of 42 days following (i) the date of announcement of the annual or interim results of the Company or (ii) the date on which listing particulars or a prospectus or document containing equivalent information in relation to Shares of the Company is published or (iii) the date of adoption of the Plan, provided that grants outside these periods may be authorised by the Board in circumstances which, in its discretion and acting in good faith, it considers sufficiently exceptional to justify the grant of awards at that time.
3.	Participants

3.1	Participants in the Plan may consist of officers, consultants or other employees of the Company or any one or more of its subsidiaries selected by the Board considering all factors that it deems relevant in such selection and in determining the type and amount of their respective benefits.

3.2	Designation of a participant in any year shall not require the Board to designate that person to receive a benefit in any other year or to receive the same type or amount of benefit as granted to that participant in any other year or as granted to any other participant in any year.

4.	Shares available under the Plan

4.1	The aggregate number of ordinary shares of the Company (“Shares”) which may be issued and/or transferred pursuant to awards made under the Plan will not exceed, when aggregated with the number of Shares issued or remaining issuable or transferred or remaining transferable in respect of awards made under the Plan, ten percent (10%) of the number of Shares then in issue. (When calculating this limit, Shares issued or remaining issuable and treasury shares transferred or remaining transferable by the Company will be taken into account)

4.2	The market value per Share at any time for the purposes of this Plan will be determined in such manner as the Board considers equitable, or as required by law or regulation.

4.3	The Company will, with respect to all Shares issued pursuant to an award under the Plan, apply for the same listings as are applicable to Shares already in issue.

5.	Types of benefits

5.1	Benefits under the Plan shall consist of share options, share appreciation rights, restricted shares, restricted stock units and other share, share based or cash awards, all as described below. Such benefits will not be pensionable.

5.2	Each right granted under the Plan will be evidenced by means of an agreement, certificate or other form of written record approved by the Board setting out the terms and conditions of the award and may be in an electronic medium or limited to notation in the books and records of the Company.

5.3	Each award will be personal to the participant and will not be capable of being assigned, transferred, mortgaged, charged or otherwise disposed of or encumbered (whether in whole or in part). If the participant does or suffers any act or thing whereby he or she would or might be deprived of the legal or beneficial ownership of an award, the award will be forfeited immediately.

6.	Share Options

6.1	Share options (“Share Options”) consist of a right to purchase Shares which may be granted to participants at any time as determined by the Board, subject to the provisions of this Plan.

6.2	The Board will determine the terms of any Share Option including, but without limitation, (a) the number of Shares subject to each Share Option, (b) the option price per Share (which may not be less than the market value per Share at grant), (c) the terms and conditions upon which the Share Option may be exercised and its expiry date (being no later than the tenth anniversary of its grant), and (d) the terms for payment of the option price upon exercise, including by way of cash payment or such other methods of payment as the Board, in its discretion, deems appropriate.

7.	Incentive Stock Options

7.1	Notwithstanding the other provisions of this Plan to the contrary, to the extent that Share Options are granted to US persons, which options are intended to qualify as “Incentive Stock Options” under Section 422 of the US Internal Revenue Code, the following provisions will apply:
(a)	the maximum number of Shares for which Incentive Stock Options may be issued shall be 1,233,366 Shares, subject to Rule 4.1 and to adjustment as provided in Section 14 of this Plan provided that any such adjustment will be made only if and to the extent that such adjustment would not cause any option intended to qualify as an Incentive Stock Option to fail so to qualify;

(b)	the persons eligible to receive Incentive Stock Options (potential “Optionees”) shall be U.S. persons who are determined to be key employees of the Group who meet the definition of “employees” under Section 3401(c) of the Code;

(c)	the price payable on exercise of an Incentive Stock Option (the “Option Price”) shall be not less than the fair market value of the underlying Shares on the date that the Incentive Stock Option is granted.
7.2	Incentive Stock Options shall be granted within ten years from the date this Plan is adopted or the date this Plan is approved by shareholders, whichever is earlier.

7.3	Incentive Stock Options shall not be exercisable after the expiration of ten years from the date of grant.

7.4	Incentive Stock Options shall not be transferable other than by will or the laws of descent and distribution and is exercisable during the Optionee’s lifetime only by him.

7.5	If the Optionee owns stock possessing more than ten per cent. of the combined voting power of all classes of stock of the Company, such Optionee may only be granted an Incentive Stock Option if the Option price is at least 110 per cent. of the fair market value of a Share on, and the Option is not exercisable after, the expiration of five years from the date that the Option is granted.

7.6	To the extent that the aggregate fair market value of Shares with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year exceeds US$100,000, such options shall be treated as Share Options which are not Incentive Stock Options.

8.	Share appreciation rights

8.1	Share appreciation rights (“SARs”) consist of a right to receive from the Company an amount determined by the Board expressed as a percentage (not exceeding 100 per cent.) of the difference between the market value per Share at the time of grant of the SAR and at the time of exercise. SARs may be granted to participants at any time as determined by the Board, subject to the terms of this Plan, in tandem with Share Options or on a free-standing basis.

8.2	The Board will determine the terms of any SAR including, but without limitation, (a) the number of Shares subject to each SAR, (b) the amount payable on exercise of a SAR (being not less than the option price per Share if granted in tandem with a Share Option and not less than the market value per Share at grant if granted on a free-standing basis), (c) the terms and conditions upon which the SAR may be exercised and its expiry date (being no later than the tenth anniversary of its grant), and (d) the terms for payment by the Company on exercise of the SAR, whether in cash or Shares or any combination thereof as determined by the Board at the time of grant.

9.	Restricted Shares and Restricted stock units

9.1	Restricted Shares (“Restricted Shares”) consist of Shares which may be granted or sold to participants subject to such terms and conditions (including the risk of forfeiture and prohibition on transfer) as determined by the Board, subject to the provisions of this Plan.

9.2	Restricted stock units (“RSUs”) consist of a right which may be granted or sold to participants to receive Shares or cash at the end of a specified period after vesting in accordance with the terms and conditions of such grant as determined by the Board subject to the provisions of this Plan.

9.3	The Board will determine the terms of any award of Restricted Shares or RSUs including, but without limitation, restrictions and conditions such as (a) a prohibition against sale, assignment, transfer, mortgage, charge or other disposal or encumbrance for a specified period and (b) a requirement that the participant forfeits (or, in the case of shares or rights sold to the participant, resells to the Company) such shares or rights in the event of termination of employment during the period of restriction.

9.4	The grant or sale of Restricted Shares or RSUs may be made without additional consideration or in consideration of a payment by a participant that is less than the market value per Share at the date of award of such Restricted Shares or RSUs.

10.	Other awards

10.1	The Board may, subject to limitations under applicable law, grant to any participants such other award that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares or factors that may influence the value of such Shares including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, awards with the value in payment contingent upon performance of the Company or specified companies in the Group, affiliates or other business units thereof or any other factors designated by the Board, and awards valued by reference to the book value of Shares or the value of securities of, or the performance of specified companies in the Group or affiliates or other business units of the Company or companies in the Group.

10.2	The Board will determine the terms and conditions of such awards.

10.3	Shares delivered pursuant to an award in the nature of a purchase right granted under this section 10 will be purchased for such consideration, paid for at such time, by such methods and in such forms (including, without limitation, cash, Shares, other awards, notes or other property) as the Board will determine.

10.4	Cash awards, as the only element of or part of or supplemental to any other award granted under this Plan, may also be granted pursuant to this section 10.

10.5	The Board may grant Shares as a bonus, or may grant other awards in lieu of obligations of the Company or any company in the Group to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Board.

11.	Performance targets

11.1	Awards under this Plan may be made subject to the attainment of performance targets in such objective manner as the Board considers appropriate. Performance targets may be set by reference to the performance of any one or more of the Company and other companies in the Group or to the performance of the participant or of the subsidiary, division, department, regional function within the Company or a Group company in which the participant is employed or engaged. Performance targets may also be made relative to the performance of other companies.

11.2	The Board may, in circumstances it considers in good faith to be appropriate, subsequently amend any target or condition imposed in accordance with this section 11 should an event or events have occurred that cause the Board reasonably to consider that the amended target or condition would be a fairer measure of the performance of the participant and that the amended condition would be no more difficult to satisfy than it would have been without such amendment.

12.	Change in Control

12.1	All awards under this Plan shall prescribe the extent to which, subject to any reasonable Board discretion, upon a Change in Control (as defined below) of the Company, outstanding Share Options and SARs will become vested and exercisable, restrictions on Restricted Shares and RSUs will lapse and performance targets will be deemed achieved and all other terms and conditions met, and all other awards will be delivered or paid.

12.2	For the purposes of this Plan, a “Change in Control” shall mean such event or events as are prescribed at the time of the grant of an award under this Plan covering prescribed changes in ownership of the Shares, or in the voting control, of the Company (which may include any reconstruction or winding up of the Company).

13.	Termination of employment/service

13.1	Awards under this Plan may prescribe the extent to which, subject to any reasonable Board discretion, in the case of termination of employment or service by reason of death, disability, redundancy or retirement, or on the transfer of an employing company or business out of the direct or indirect ownership of the Company, or in other special circumstances, Share Options and SARs will become vested and exercisable, restrictions on Restricted Shares and RSUs will lapse and performance targets will be deemed achieved and all other terms and conditions met, and all other awards will be delivered or paid.

13.2	In all other circumstances, awards under the Plan will lapse on termination of employment or service.

14.	Adjustments

14.1	The Board may make or provide for such adjustments in the number and kind of Shares and/or the option price or other price of Shares subject to outstanding awards granted under this Plan as it may, in its discretion and in good faith, determine as equitably required to prevent dilution or enlargement of the rights of participants that would otherwise result from any change in the capital structure of the Company including, but without limitation, from (a) any stock dividend, stock split, combination of Shares, recapitalisation or other change in the capital structure of the Company, or (b) any merger, consolidation, spin off, reorganisation, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing (other than a Change in Control).

14.2	In the event of any transaction or event described in section 14.1 above, the Board, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances, and the Board may require in connection therewith the surrender of all awards so replaced.

15.	Sub Plans

15.1	In order to facilitate the making of any grant or combination of grants under this Plan, the Board may provide such special terms for awards to participants as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom.

15.2	The Board may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose provided that the provisions in this Plan in relation to:
(a)	the definition and scope of participants under this Plan (see section 3.1 above);

(b)	the limitations on the amount of Shares subject to the Plan (see section 4.1 above); and

(c)	the adjustment provisions in section 14 above,
cannot be altered to the advantage of participants without the prior approval of shareholders of the Company in general meeting (except for minor amendments to benefit the administration of the Plan, to take account of any change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for participants in the Plan or for the Company or any companies in the Group).

16.	Taxes

16.1	To the extent that the Company or any other company in the Group is required to withhold any taxes or pay any taxes in any jurisdiction (including without limitation social security or equivalent contributions) in connection with any payment made to or benefit realised by a participant or other person under this Plan, and the amounts available to the Company or relevant Group company for such withholding or payment are insufficient, it will be a condition of receipt by the participant of such payment or the realisation of such benefit that the participant or such other person makes arrangements satisfactory to the Company for payment or reimbursement of such taxes required to be withheld (or paid by the Company or relevant Group Company) which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit.

17.	Amendments

17.1	The Board may at any time amend the Plan in whole or in part provided that any amendment which may require approval by the shareholders of the Company in order to comply with applicable law and the rules of AIM and/or any other relevant investment exchange will not be effective until such approval has been obtained.

17.2	The Board may amend the terms of any award granted under this Plan provided that no amendment to the material advantage of participants may be made without the prior approval of the shareholders of the Company (other than a change to the performance targets in accordance with Section 11 of this Plan) and no such amendment may impair the rights of any participant without his or her consent.

18.	Termination

18.1	No grant will be made under this Plan more than ten years after the date on which it is first approved by shareholders of the Company but all grants made on or prior to such date will continue in effect thereafter subject to the terms of such grant and of this Plan.